SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

April 15, 2014

Date of Report (Date of Earliest Event Reported)

Globalink, Ltd.

 (Exact name of registrant as specified in its charter)

Nevada	333-133961	06-1812762
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

#210-4751 Garden City Road, Richmond, BC	V6X 3M7
(Address of principal executive offices)	(Zip Code)

(604) 828-8822

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 15, 2014, the registrant entered into a joint venture agreement with China Xuzhou Shizhen Biotech Co. Ltd. to set up a joint venture enterprise named Globalink (Jiangsu) Biotech LLC in Pizhou City in the Jiangsu Province in the People’s Republic of China.  This joint venture will be producing products using ginkgo leaves, such as ginkgo biloba extracts, health food, and medicine, and will be studying and developing new products based on ginkgo leaves.  Xuzhou Shizhen will invest 20% with technology, management, and scientific research, and the registrant will pay 60 million Chinese yuan (CNY), which will account for 80% of the joint venture.

Should either party assign any part of their investment to a third party, the other party must grant consent and has preemptive rights over the assignment.

Xuzhou Shizhen will handle applications for approval, registration, business licenses and other matters regarding the establishment and operation of the joint venture, and will handle the employment of all necessary employees.  The registrant will provide cash, machinery, equipment and industrial property and will be responsible for shipping capital goods such as machinery and equipment contributed as investment to a Chinese port.  In addition, the registrant will provide all necessary technical personnel and training necessary for the operation.

The board of directors of the joint venture will be composed of 5 directors, of which two are appointed by Xuzhou Shizhen, and three are appointed by the registrant.  The term of office for the directors will be four years, which may be renewed continuously by the relevant party.  The chairman is appointed by the registrant and will be the legal representative of the joint venture.

The duration of the joint venture is 20 years.  Upon the expiration of the joint venture, or upon termination of the joint venture, assets will be distributed in accordance with the proportion of investment.

Should either party fail to pay on schedule, the party in breach shall pay the other party 5% of the contribution starting from the first month after exceeding the time limit.  Any disputes arising in connection with this contract will be settled through arbitration and submitted to the Foreign Economic and Trade Arbitration Commission of the China Council for the Promotion of International Trade.

Item 3.02 Unregistered Sales of Equity Securities

On June 16, 2014, Hin Kwok Sheung, the lender of the registrant’s debt financing of $500,000 (as disclosed in the press release dated May 1, 2014) has been converted into 10,000,000 common shares.  Any accumulated interest has been waived by the lenders of the demand loans.  These shares were issued under the private placement exemption granted by Section 4(a)(2) of the Securities Act.  The lender has enough knowledge and experience in business matters to be considered a “sophisticated investor”, have access to the type of information normally provided in a prospectus for a registered securities offering, and have agreed not to resell or distribute the securities to the public.

On June 16, 2014, Jia Charles Yao, the lender of the registrant’s debt financing of $200,000 (as disclosed in the press release dated May 1, 2014) has been converted into 2,000,000 common shares.  Any accumulated interest has been waived by the lenders of the demand loans.  These shares were issued under the private placement exemption granted by Section 4(a)(2) of the Securities Act.  The lender has enough knowledge and experience in business matters to be considered a “sophisticated investor”, have access to the type of information normally provided in a prospectus for a registered securities offering, and have agreed not to resell or distribute the securities to the public.

On June 16, 2014, Florence Cheung, the lender of a paid-in-advance amount of $10,000 has been converted into 200,000 common shares as per the share-exchange agreement between the two parties.  These shares were issued under the private placement exemption granted by Section 4(a)(2) of the Securities Act.  The lenders have enough knowledge and experience in business matters to be considered “sophisticated investors”, have access to the type of information normally provided in a prospectus for a registered securities offering, and have agreed not to resell or distribute the securities to the public.

Item 9.01 Financial Statements and Exhibits

a.

None

b.

Exhibits

10.1 – Share exchange agreement between Globalink, Ltd. and

              Florence Cheung, signed June 16, 2014.

10.2 – Private placement and subscription agreement between

              Globalink, Ltd. and Hin Kwok Sheung, signed June 16, 2014.

10.3 – Private placement and subscription agreement between

              Globalink, Ltd. and Jia Charles Yao, signed June 16, 2014.

10.4 – Joint venture agreement between Globalink, Ltd. and China

              Xuzhou Shizhen Biotech Co. Ltd. signed April 15, 2014.

99.1 – June 16, 2014 Globalink, Ltd. press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Globalink Ltd.

By:      /s/ Hin Kwok Sheung

Hin Kwok Sheung

Chief Executive Officer

Dated:  July 9, 2014